SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2022

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9375 E. Shea Blvd., Suite 107-B, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

 (800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events Item

Item 8.01 Other Events.

As SolarWindow Technologies, Inc. (the “Company”) previously reported, Light Quantum Energy Holdings (“LQE”) is party to that certain Stock Purchase Agreement between Kalen Capital Corporation a company formed and existing under the laws of Alberta, Canada, and its relevant subsidiaries ("KCC"), wholly-owned by Harmel S. Rayat ("Mr. Rayat") and LQE a company incorporated and registered in the Cayman Islands, the outstanding voting securities of which are wholly-owned by Mr. Rhee and his common-law spouse Seongae Ko (the “SPA”), pursuant to which LQE purchased from KCC and KCC sold to LQE (i) 32,984,331 shares of the company’s common stock (ii) 16,780,167 cash only warrants to purchase up to 16,780,167 shares of the Company’s common stock and (iii) 1,781,750 cashless warrants to purchase up to 1,781,750 shares of the Company’s common stock, collectively, the securities described in clauses (i), (ii) and (iii) are herein referred to as the “KCC SolarWindow Securities,” subject to the terms and conditions of the SPA, including such terms and conditions relating to payment and operating restrictions. The foregoing summary of the material terms of the SPA described above does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, and the amendments thereto, which were previously filed by the Company. Please see Exhibits 99.1 and 99.2 to this report.

On May 16, 2022, KCC and Kalen Capital Holdings, LLC (“KCH”)(collectively, “Kalen”), filed a Notice of Application-Without Notice, as amended on June 8, 2022, (the “Notice of Application”) in the Supreme Court of British Columbia (the “Court”) naming Light Quantum Energy Holdings, Worldwide Stock Transfer, LLC (“WST”), SolarWindow Technologies, Inc., John Rhee, and Seongae Ko as defendants (the “Defendants”). The relief the plaintiffs seek includes, but is not limited to, the transfer of the KCC SolarWindow Securities to KCC, damages against LQE for breach of the SPA, an interlocutory injunction a) preventing the defendants, until further court order, from taking actions or entering into transactions concerning the KCC SolarWindow Securities; b) enjoining LQE, John Rhee and Seongae Ko from exercising any shareholder rights associated with the KCC SolarWindow Securities, including, but not limited to i) selling their interest in any of the KCC SolarWindow Securities’ ii) exercising voting rights associated with the KCC SolarWindow Securities; iii) appointing or removing directors; iv) exercising the warrants; and v) appointing signatories for bank accounts of the Company.

Also on May 16, 2022, on Order Made After Application, the Court ordered that LQE, John Rhee, Seongae Ko, WST and the Company be enjoined from taking actions or entering into transactions concerning the KCC SolarWindow Securities or dealing in such a manner as to reduce the value of the KCC SolarWindow Securities; and further, that LQE, John Rhee, Seongae Ko are enjoined from item b(i) through b(v) described in the preceding paragraph.

On June 9, 2022, the Company was served the Notice of Civil Claim dated May 16, 2022, and related Notice of Application and Order Made After Application, copies of which are attached to this report as Exhibit 99.3.

The foregoing summary of the Notice of Application, Order Made After Application and Notice of Civil Claim does not purport to be complete and is qualified in its entirety by reference to the full text of the Notice of Application, Order Made After Application and Notice of Civil Claim which are filed herewith by the Company as Exhibit 99.3, to this report.

The Company is in the process of reviewing the Notice of Civil Claim, the Notice of Application and the Order Made After Application so as to determine what response if any may be required.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Number	Description

99.1	Agreement dated December 8, 2021, between Kalen Capital Corporation and its relevant subsidiaries, including but not necessarily limited to Kalen Capital Holdings LLC, and Light Quantum Energy Holdings. (Incorporated by reference to Form-8-K filed on December 14, 2021)
99.2	Corrective Amendment dated December 8, 2021, to the Agreement dated December 8, 2021, between Kalen Capital Corporation and its relevant subsidiaries, including but not necessarily limited to Kalen Capital Holdings LLC), and Light Quantum Energy Holdings. (Incorporated by reference to Form-8-K filed on December 14, 2021)
99.3	Notice of Civil Claim, Endorsement on Originating Pleading or Petition for Service Outside British Columbia Notice of Application - Without Notice; Affidavit

 * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 9, 2022.

SolarWindow Technologies, Inc.

By:	/s/ Justin Frere
Name:	Justin Frere
Title:	Treasurer, Interim Chief Executive Officer and Secretary